EX.99(b)

AMENDED AND RESTATED

BY-LAWS

OF

GOLDMAN SACHS VARIABLE INSURANCE TRUST

ARTICLE I

DEFINITIONS

All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of Goldman Sachs Variable Insurance Trust dated September 16, 1997, as amended through October 16, 2014. As used herein, masculine pronouns include feminine and neuter pronouns.

ARTICLE II

OFFICES

Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Chicago, Illinois. A separate principal office may be designated with respect to any Series of the Trust.

Section 2. Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

Section 3. Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

ARTICLE III

SHAREHOLDERS

Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration at such place within or without the State of Delaware as the Trustees shall designate.

Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed or transmitted at least seven (7) days before the meeting provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3. Record Date. For purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding one hundred twenty (120) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than one hundred twenty (120) days prior to the date of the meeting of Shareholders or distribution or other action as a record date for determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

Section 4. Organization. The Chairman of the Board, any Vice Chairman or the President, and in their absence, any Vice President, and in their absence, any person chosen by the Shareholders present shall call all meetings of the Shareholders to order and shall act as chairman of such meetings, and the Secretary, and in his absence any Assistant Secretary, shall act as secretary of all meetings of the Shareholders but, in the absence of the Secretary and all Assistant Secretaries, the presiding officer may appoint any other person to act as secretary of any meeting.

Section 5. Proxies. Subject to the provisions of the Declaration, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise by the Shareholder or the Shareholder’s attorney-in-fact or other authorized agent. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy or revoked by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein, in the Declaration or in the laws governing Delaware statutory trusts, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the state of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 6. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

ARTICLE IV

TRUSTEES

Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and, except as otherwise provided in this section 1, be given by telephone, facsimile, e-mail or other electronic mechanism to each Trustee at his business or e-mail address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Notwithstanding the foregoing, notice may be given by any such electronic mechanism or by personal delivery at any time before the meeting, provided that (a) the Trustee or officer calling the meeting shall have made a good faith determination that the subject of the meeting is sufficiently urgent to require expedited notice and (b) such determination shall be ratified by the unanimous vote of the Trustees participating in the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Participation in a meeting held by a telephone or video or internet conference (or any other means provided in the Declaration) shall constitute presence in person at such meeting, and participation by such means (or any other means provided in the Declaration) shall be deemed to have been held at a place designated by the Trustees at the meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Section 2. Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present he may preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any Committee thereof whenever he deems it necessary.

ARTICLE V

COMMITTEES AND ADVISORY BOARD

Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not fewer than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series or Class thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number and from the officers of the Trust other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The creation of other committees, including committees comprised of persons other than Trustees, and the delegation of specific authority to one or more Trustees, may also be accomplished as provided in the Declaration.

Section 2. Meetings, Quorum and Manner of Acting. The Trustees, or in the absence of action by the Trustees, the members of the particular Committee may (1) provide for stated meetings of a Committee, (2) specify the manner of calling and notice required for special meetings of a Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other.

The Executive Committee, if constituted, shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

Section 3. Advisory Board. The Trustees may appoint an Advisory Board having one or more members. Members of such Advisory Board shall not be Trustees, officers, employees of Goldman Sachs Asset Management (the “Investment Adviser”) or employees of an affiliate of the Investment Adviser and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide.

ARTICLE VI

OFFICERS

Section 1. General Provisions. The Trustees shall elect or appoint the officers of the Trust. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and a Principal Financial Officer. The Trustees may also elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-laws, the President, the Treasurer, the Secretary and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. Any two or more offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

Section 3. Removal. The Trustees may remove any officer with or without cause by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust and shall be the chief executive officer of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 6. Powers and Duties of the Treasurer. The Treasurer shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. The Treasurer shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees and the President.

Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees and the President.

Section 8. Powers and Duties of the Principal Financial Officer. The Principal Financial Officer shall be the accounting officer of the Trust and shall: (i) render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same; (ii) perform such duties as are required of a principal financial officer under the federal securities laws, including the Sarbanes-Oxley Act of 2002; and (iii) in general perform all the duties incident to the office of a Principal Financial Officer and such other duties as from time to time may be assigned to him by the Trustees and the President. The Trustees may appoint the Treasurer or another person to serve as Principal Financial Officer.

Section 9. Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer (“CCO”) of the Trust shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a) under the Investment Company Act of 1940, or any successor provision thereto. The CCO shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer or other officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer or other officer shall perform such other duties as from time to time may be assigned to him by the Trustees and the Treasurer. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees and the Secretary.

Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

The fiscal years of the Series of the Trust shall end on the date in each year as set forth in the Trust’s Registration Statement on Form N-1A, as amended from time to time; provided that in the absence of such designation, the fiscal year of any Series shall end on December 31st of each year; provided, however, that the Trustees may from time to time change the fiscal years of any one or more Series. The taxable year of each Series of the Trust shall be as determined by the Trustees or officers of the Trust from time to time.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

SUFFICIENCY OF NOTICE

A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-laws when it has been deposited with the U.S. Postal Service with prepaid postage or delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE X

AMENDMENTS

Except as otherwise provided by applicable law or by the Declaration, these By-laws may be amended, restated, supplemented or repealed by the Trustees.

END OF BY-LAWS

Board of Trustees Approval:  October 30, 2002

 November 4, 2004

 October 16, 2009

 February 10, 2011

 August 15, 2013

 October 16, 2014